Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-195042) of Reven Housing REIT, Inc. (the “Company”) of our report dated March 24, 2016, relating to our audits of the consolidated financial statements of the Company which appears in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Squar Milner LLP

Newport Beach, California

March 24, 2016